Exhibit 10.13

             ADDENDUM TO THE MCHALE SETTLEMENT AGREEMENT OF 7-7-04


         The following are amendments to the Bernard McHale Settlement Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company", "SCTN" or "Employer") dated July 7, 2004.

         This Addendum is to be effective as of July 1, 2004.

         For the purpose of cleaning up the "financial and stock overhang" of the Company, as dictated by the Board of Directors, the Company and McHale agreed to certain amendments, some of which have since been determined by the Board to be detrimental to the Company from a tax standpoint. Therefore, in the best interest of the Company, the following has been agreed to by McHale and approved by the Board:

         1. McHale will return the Performance Bonus of 3,000,000 shares granted him as part of the settlement of July 7, 2004.

         2. All changes reversed will be treated for accounting purposes as if they had never occurred.

I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 18, 2004.

Employer:                                                Employee:
SCTN                                                     Bernard McHale
330 E. Warm Springs Rd.                                  7757 Foredawn Dr.
Las Vegas, NV  89119                                     Las Vegas, NV 89123


  By: /s/  David J. Simon                                By:/s/  Bernard McHale
      -------------------                                   -------------------
      David J. Simon, Chairman & CEO                        Bernard McHale